DEUTSCHE GLOBAL REAL ESTATE SECURITIES FUND


N-Sar January 1, 2017 - June 30, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Summit Hotel Properties, Inc.	866082100
	5/10/2017		$16.50	$148,500,000
	$2,030,952.00	1.37%		RJA, DB, BAML,
RBC, PNC, BB&T	RAYMOND JAMES

DEUTSCHE REAL ESTATE SECURITIES FUND


N-Sar January 1, 2017 - June 30, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Summit Hotel Properties, Inc.	866082100
	5/10/2017		$16.50	$148,500,000
	$4,113,615.00	2.77%		RJA, DB, BAML,
RBC, PNC, BB&T	RAYMOND JAMES